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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                   Form 8 - K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  June 27, 2000


                                PMC-Sierra, Inc.
             (Exact name of registrant as specified in its charter)


      Delaware                    0-19084                   94-2925073
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State of incorporation   Commission File Number  IRS Employer Identification No.

                              105-8555 BAXTER PLACE
                   BURNABY, BRITISH COLUMBIA, V5A 4V7, CANADA
                    (address of principal executive offices)

         Company's telephone number, including area code: (604) 415-6000


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Item 2.  Acquisition or Disposition of Assets

On  June  27,  2000,   Registrant   completed  the   acquisition   of  Malleable
Technologies, Inc. ("Malleable") in accordance with the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated June 13, 2000 between Registrant and Malleable.

Malleable is a fabless semiconductor located in San Jose, California. Malleable makes digital signal processors for voice-over-packet processing applications which bridge voice and high speed data networks by compressing voice traffic into ATM or IP packets.

Registrant purchased the 85% interest of Malleable that Registrant did not already own for approximately 1,250,000 shares of Registrant's Common Stock, options and warrants. The purchase price had been determined when Registrant invested in Malleable Preferred Stock in July 1999 and received an option to purchase Malleable.

An employee of Registrant had served as a director of Malleable since Registrant's July 1999 investment.

Registrant will account for the merger as a purchase. Registrant expects to record a one-time charge to earnings during the third quarter of fiscal 2000 due to the acquisition of technology that has not reached technological feasibility and that has no alternative future use. The amount of the charge has not yet been determined. The Merger is intended to constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

Item 7.  Financial Statements and Exhibits

(a)      Financial statements of business acquired.

The financial information required by this item will be filed by amendment within 60 days of July 12, 2000.

(b)      Pro forma financial information

The financial information required by this item will be filed by amendment within 60 days of July 12, 2000.

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized person.

Date:    July 12, 2000

                                            PMC-SIERRA, INC.
                                            /s/  John W. Sullivan
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                                            John W. Sullivan
                                            Vice-President, Finance and
                                            Principal Accounting Officer